Exhibit 99.1

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made this 2nd day of July 2007 (the “Effective Date”),

BETWEEN:

GARY NORMAN HOKKANEN
of 76 Bronte Road, Thornhill, Ontario, L3T 7J4

(the “Consultant”)

AND:

WIRELESS AGE COMMUNICATIONS, INC. (as defined below)
having place of business at 1075 Meyerside Dr, Unit 7, Mississauga, Ontario;

(the “Company”).

RECITALS:

A.	The company has agreed to engage the Consultant to perform the Consulting Services and the Consultant has agreed to perform such Services, in accordance with the terms and conditions contained herein;

B.
The Company has also requested that the Consultant enter into confidentiality provisions, and the Consultant has agreed to do so, to specify the obligations of confidentiality which the Consultant has agreed to accept as a condition of the Consultant being engaged to perform the Services; and

WITNESS THAT in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals and any schedules, the following words and expressions have the following meanings unless the context otherwise requires:

(a)
“Confidential Information” means all information or data which may before or after the date of this Agreement be delivered to the Consultant by the Company or by any affiliate of the Company or which may otherwise come within the knowledge of the Consultant or which may be developed by the Consultant or any subsidiary or affiliate of the Consultant or any employee of any of them in connection with the Services or from any of the other Confidential Information including, without limiting the generality of the foregoing, all information or data regarding manufacturing processes, programs, plants, products, costs, equipment, operations, distribution, marketing or customers relating to the products; all technical information, procedures, processes, diagrams, specifications, improvements, formulations, plans and data relating to the products and services and all documents delivered by the Company or any affiliate of the Company which are marked as confidential or as proprietary information.

(b)
“Intellectual Property Rights” means all rights in respect of intellectual property including, without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

(c)	“Service” means all service that Consultant may provide from time to time for the Company including, without limitation, those provided in Schedule “A” hereto.

1.2	Entire Agreement

This Agreement supersedes all previous invitations, proposals, letter, correspondence, negotiations, promises, agreement, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition affecting this Agreement for which any party can be held responsible in any way, other than as expressed in writing in the Agreement.

1.3	Amendments

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.4	Invalidity of Particular Provision

It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties. In the event that any particular provision or provisions or a part of one or more is found to be void, voidable or unenforceable for any reason whatsoever, then the particular provision or provisions or part of the provision will be deemed severed from the remainder of this Agreement. The other provisions of the Agreement will not be affected by the severance and will remain in full force and effect.

1.5	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

ARTICLE 2
DUTIES OF THE CONSULTANT

2.1	Engagement

The Company hereby engages the Consultant to provide the Services to the Company as described in Schedule “A” hereto and the Consultant hereby covenants and agrees to provide such Services to the Company subject to the terms and conditions of the Agreement.

2.2	Scope of Duties

The Consultant will devote adequate time, attention, abilities and sufficient hours to its duties hereunder and the Consultant will give the Company the benefit of its knowledge, expertise and ingenuity.

2.3	Duty to the Company

During the term of this Agreement the Consultant will well and faithfully serve the Company and use all reasonable endeavours to promote the interest of the Company. The Consultant will act honestly, in good faith and in the best interests of the Company. The Consultant will adhere to all applicable policies of the Company.

2.4	Business of the Company

The Consultant will not, during the term of this Agreement, engage in any business, enterprise or activity that is contrary to or detracts from the due performance of the business of the Company.

ARTICLE 3
REMUNERATION

3.1	Remuneration

The remuneration of the Consultant will be at the rate and on the terms specified in Schedule “B” hereto, or on any replacement thereof initialled by all parties.

3.2	Expenses

The Consultant will be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder provided that the Consultant first furnishes statements and vouchers for all such expenses to the Company. Unless otherwise specifically provided in Schedule “B”, the Consultant will be reimbursed by the Company for all reasonable expenses necessarily and actually incurred by the Consultant in the performance of the Services, provided that the Consultant submits to the Company detailed invoices and supporting documentation acceptable to the Company, acting reasonably. The Consultant will invoice the Company for such expenses monthly in arrears. All such Company approved invoices will be payable by the Company reasonably upon receipt of each such invoice. Expenses shall include the reimbursement of annual professional fees of the Consultant, cellular air time and data charges, family health and dental benefits.

3.3	Automobile

The Company shall provide a vehicle at no expense to the Consultant and shall reimburse the Consultant for toll charges, gas and repairs. The Company shall be responsible for insuring the vehicle. The Company agrees to provide 2004 Infiniti FX45 to the Consultant to the term of the existing lease agreement and thereafter a replacement vehicle of similar value as chosen by the Consultant.

3.4	Office

The Company agrees to provide a secure office space to the Consultant including appropriate computer hardware and software throughout the term and any Renewal Term of this Agreement. The Company acknowledges that the Services are non-exclusive and the Consultant may keep non Company records and files at the office location.

3.5	Vacation Periods

The Company and the Consultant agree that periods of paid vacation will be carried out in a manner not to affect the performance of the duties and responsibilities of the Consultant to the Company.

3.6	Statutory Withholdings

The Company agrees to make and remit all statutory withholdings as may be required.

3.7	No Partnership

This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association, which would impose liability upon one party for any act or failure to act by the other party.

ARTICLE 4
CONFIDENTIALITY

4.1	General Obligation of Confidentiality

The Consultant acknowledges that the Confidential Information consists entirely of information and knowledge, which is the exclusive property of the Company or its subsidiaries and affiliates or persons from whom the Company has obtained its rights. The Consultant will treat the Confidential Information obtained by it in strict confidence and will not disclose the Confidential Information made available to it unless otherwise required by law, except as previously approved in writing by the Company. The Consultant will protect such Confidential Information from disclosure by exercising a standard of care as may reasonably be expected to preserve its secret and confidential nature. All documents containing Confidential Information are the property of the Company. Without limiting the generality of the foregoing, the Consultant hereby transfers to the Company the property rights in all documents which now or hereafter may contain the Confidential Information.

4.2	Use of Confidential Information

The Consultant will not use Confidential Information for any purpose other than as may reasonably be required in order to perform the Services.

4.3	Exceptions

Any obligations specified in the Article will not apply to the following:

(a)	any information, which is presently in the public domain; and

(b)	any information which subsequently becomes part of the public domain through no fault of the Consultant or any officer, director, employee or agent of the Consultant; or

(c)	any information, which is required to be disclosed by a court of competent jurisdiction.

ARTICLE 5
OWNERSHIP OF RIGHTS

5.1	The Company’s Ownership of Rights

(a)	The Consultant acknowledges and agrees as follows with respect to the ownership of rights by the Company and the limitation of the Consultant’s rights:

(b)
Nothing contained in this Agreement will be construed as an assignment to the Consultant of any right, title or interest in the Confidential Information. All right, title and interest relating to the Confidential Information is expressly reserved by the Company.

(c)
The Consultant will not to at any time apply for any Intellectual Property Rights that would affect the ownership by the Company of any Intellectual Property Rights associated with the Confidential Information or file any document with any government authority anywhere in the world or take any other action which could affect such ownership of Intellectual Property Rights associated with the Confidential Information or aid or abet anyone else in doing so. To the extent that copyright may subsist in the Confidential Information the Consultant hereby waives all past, present and future moral rights the Consultant may have.

ARTICLE 6
NON-COMPETITION

6.1	Non-Competition

The Consultant will not, without the prior written consent of the Company during the term of the Agreement and during the one year period immediately following the termination of the Agreement, within North America (the “Prohibited Area”):

(a)	undertake to perform on behalf of any other entity any service that would conflict directly or indirectly with the performance of the Services under this Agreement; and

(b)	divert or attempt to divert any business of, or any customers of the Company or of any of its subsidiaries, to any other competitive establishment, by direct or indirect inducement or otherwise; and

(c)
directly or indirectly impair or seek to impair the reputation of the Company, nor any relationships that the Company has with its employees, customers, suppliers, agents or other parties with which the Company does business or has contractual relations; or

(d)
directly or indirectly, in any way, solicit, hire or engage the services of any employee of the Company, or persuade or attempt to persuade any such individual to terminate his or her employment with the Company.

ARTICLE 7
INDEMNITY

7.1	Indemnity

The Consultant will defend, indemnify and save harmless the Company from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, cost and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own Company basis (together with all applicable taxes) which the Company may be liable to pay or may incur by reason of a breach of the terms of this Agreement or any liability that Company may incur to any authority for source deductions and any other remittance obligations arising with respect to payment to the Consultant pursuant to this Agreement.

7.2	Indemnification Agreement

The Company agrees to enter into an Indemnification Agreement with the Consultant in the form specified in Schedule “C” hereto.

ARTICLE 8
TERM

8.1     This Agreement will take effect on the Effective Date and will continue in full force and effect until June 30, 2009, unless terminated by the Company in accordance with this Agreement. Thereafter, the Company and the Consultant shall have the option of renewing this Agreement for further successive terms of two years on renewal terms and conditions negotiated in good faith by the parties (the “Renewal Term”). The Company will notify the Consultant of its decision regarding renewal of this Agreement for a further term of two years at least 90 days prior to the expiry of the term or the Renewal Term of this Agreement.

8.2     The Consultant agrees not to terminate the Agreement, for any reason other than non payment of remuneration, except with at least 90 days advance written notice prior to expiration of the term or Renewal Term of this agreement.

8.3     The Company may, at any time, give 90 days advance written notice to the Consultant of its intention to terminate this Agreement and on the expiration of such period this Agreement will be terminated. In such event, the Company will be obligated to pay the remaining unpaid remuneration to the expiry of the term or the Renewal Term of this Agreement, in a lump sum on the expiration of the written ninety day notice period.

8.4     The Company may terminate this Agreement without advance written notice to the Consultant and without further remuneration past the date of termination, upon the occurrence of any of the following events:

(a)
the Consultant’s commission of a crime which relates directly to the performance of this Agreement, or any act by the Consultant involving money or other property involving the Company or an affiliate of the Company that would constitute a crime in the jurisdiction involved; or

(b)	any act by the Consultant of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an affiliate or customer of the Company; or

(c)
any material breach by the Consultant of any of the terms of this Agreement which remains uncured after the expiration of 30 days following the delivery of written notice of such breach to the Consultant by the Company; or

(d)
the Consultant’s failure to devote adequate time to the Company’s business, or conduct by the Consultant amounting to insubordination or inattention to, or substandard performance of the Consultant’s duties and responsibilities under this Agreement, which remains uncured after the expiration of thirty days following the delivery of written notice of such failure or conduct to the Consultant by the Company.

8.5     Upon termination of this Agreement the Consultant will return to the Company all Company property including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in the Consultant’s possession or control pertaining to the business of the Company, without retaining any copies or records of any Confidential Information whatsoever.

ARTICLE 9
GENERAL

9.1	Arbitration

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived there from, will be referred to and finally resolved by arbitration under the rules and statutes of the Province of Ontario.

9.2	Notices

Any notice, direction, request or other communication required or contemplated by any provision of the Agreement will be given in writing and will be given by delivering or faxing same to the Company or the Consultant, as the case may be, as follows:

(a)	To the Consultant at:

76 Bronte Road
Thornhill, Ontario, L3T 7J4

(b)	To the Company at:

1075 Meyerside Dr., Unit 7
Mississauga, Ontario, L5T 1M3

Attention: Chief Executive Officer

Fax No.: 905-564-6500

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Either party may change its fax number or address for service from time to time by notice in accordance with the foregoing.

9.3	Assignment

This Agreement is not assignable in whole or in part by the Consultant or the Company without the prior written consent of the other party. Any attempt to assign any of the rights, or to delegate any of the duties or obligations of this Agreement without such written consent is void. Any such change, which might occur without such consent, or any assignment occurring by reason of operation of law such as upon a bankruptcy or amalgamation will be deemed an event of default under this Agreement.

9.4	Waiver

No failure or delay on the party of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right, nor will any single or partial exercise of any such right or power preclude any further or other exercise of such right or power under this Agreement. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of the Agreement will be effective unless it is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

9.5	Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first written above:

Wireless Age Communications, Inc.	The Consultant
Per: /s/ John Simmonds

/s/ Gary Hokkanen
Name: John Simmonds	Gary N. Hokkanen
Title: CEO

SCHEDULE “A”

Services

The Consultant covenants and agrees with the Company to provide its non-exclusive services to the Company, for the purposes of assisting the Company in monthly financial reporting and regulatory filings of the Company. The Company agrees that the Consultant will continue as Chief Financial Officer of the Company and will continue to serve as an officer of the Company throughout the term or Renewal Term of this Agreement. Subject to the completion of the terms of Article 7.2 of the Agreement the Consultant will certify applicable regulatory filings.

The Consultant agrees to carry out other financial accounting responsibilities as may be defined by the Company from time to time.

The Company agrees that the upkeep of books and records of the Company and its subsidiaries will be the responsibility of the Company and will employ appropriate accounting personnel to ensure continuity of records.

SCHEDULE “B”

Remuneration

The remuneration of the Consultant will be an annual salary of CAD$100,000 paid monthly, one-half in arrears on the 15th and the last business day of the month.

The Consultant shall have the right to cease providing Services in the event the Company fails to pay salary as described herein. Interruption of Services arising from non-payment of monthly fees or expenses shall not release the Company from its obligations hereunder.

SCHEDULE “C”

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of July 2, 2007, by and between WIRELESS AGE COMMUNICATIONS, INC., a Nevada corporation (the "Company"), and the director and/or officer whose name appears on the signature page of this Agreement ("Indemnitee").

RECITALS

A. Highly competent persons are becoming more reluctant to serve as directors or officers or in other capacities unless they are provided with reasonable protection through insurance or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporations.

B. The Board of Directors of the Company (the "Board" or the "Board of Directors") has determined that the Company should act to assure its directors and officers that there will be increased certainty of such protection in the future.

C. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

D. Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement:

(a) "Affiliate" shall mean any corporation, partnership, joint venture, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as a director, officer, advisory director or Board Committee member at the request of the Company, and including, but not limited to, any employee benefit plan of the Company or any of the foregoing.

(b) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(c) "Expenses" shall include all attorneys' fees and costs, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses incurred in connection with asserting or defending claims.

(d) "Independent Counsel" shall mean a law firm or lawyer that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to any such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement. All Expenses of the Independent Counsel incurred in connection with acting pursuant to this Agreement shall be borne by the Company.

(e) "Losses" shall mean all losses, claims, liabilities, judgments, fines, penalties and amounts paid in settlement in connection with any Proceeding.

(f) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative; provided, however, that the term "Proceeding" shall include any action instituted by an Indemnitee (other than an action to enforce indemnification rights under this Agreement) only if such action is authorized by the Board of Directors.

2. Service by Indemnitee. Indemnitee agrees to begin or continue to serve the Company or an Affiliate as a director and/or officer. Notwithstanding anything contained herein, this Agreement shall not create a contract of employment between the Company and Indemnitee, and the termination of Indemnitee's relationship with the Company or an Affiliate by either party hereto shall not be restricted by this Agreement.

3. Indemnification. The Company agrees to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or of an Affiliate (collectively referred to as an "Officer or Director of the Company or of an Affiliate"), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an Affiliate, to the fullest extent permitted by the laws of the State of Nevada in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter.

4. Action or Proceeding Other Than an Action by or in the Right of the
Company. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding, other than an action by or in the right of the Company, by reason of (a) the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

5. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of (a) the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing provisions of this Section, no such indemnification shall be made in respect of any claim, issue or matter as to which Nevada law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company; provided, however, that in such event such indemnification shall nevertheless be made by the Company to the extent that the courts of the State of Nevada or the court in which such action or suit was brought shall determine equitable under the circumstances.

6. Indemnification for Losses and Expenses of Party Who is Wholly or Partly Successful. Notwithstanding any provision of this Agreement, to the extent that Indemnitee has been wholly successful on the merits or otherwise absolved in any Proceeding on any claim, issue or matter, Indemnitee shall be indemnified against all Losses or Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company agrees to indemnify Indemnitee, to the maximum extent permitted by law, against all Losses and Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved. For purposes of this Section and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

7. Payment for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate, a witness in any Proceeding, the Company agrees to pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

8. Advancement of Expenses and Costs. All Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid promptly by the Company, and in any event in advance of the final disposition of such Proceeding within sixty days after the receipt by the Company of a statement or statements from Indemnitee requesting from time to time such advance or advances, whether or not a determination to indemnify has been made under Section 9. Such statement or statements shall evidence such Expenses incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Agreement. The right to indemnification of advances as granted by this Section 8 shall be enforceable by the director or officer in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action seeking an adjudication or award in arbitration pursuant to this Agreement (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Section 8 where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in the laws of Nevada, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the laws of Nevada, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights that said law permitted the Company to provide prior to such amendment), nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

9. Procedure for Determination of Entitlement to Indemnification.  (a)  When seeking indemnification under this Agreement (which shall not include in any case the right of Indemnitee to receive payments pursuant to Section 7 and Section 8 hereof, which shall not be subject to this Section 9), Indemnitee shall submit a written request for indemnification to the Company. Such request shall include documentation or information which is reasonably necessary for the Company to make a determination of Indemnitee's entitlement to indemnification hereunder and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made promptly, but in no event later than 60 days after receipt by the Company of Indemnitee's written request for indemnification. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board that Indemnitee has made such request for indemnification.

(b) The entitlement of Indemnitee to indemnification under this Agreement in respect of any pending, contemplated or threatened Proceeding shall be determined in the specific case by (a) the Board of Directors by a majority vote of those directors who were not party to such Proceeding, whether or not they constitute a quorum of the Board of Directors, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by Independent Counsel in a written opinion, or (c) by the stockholders.

(c) In the event the determination of entitlement is to be made by Independent Counsel, such Independent Counsel shall be selected by the Board and approved by Indemnitee. Upon failure of the Board and the Board of Directors to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the President of the Association of the Bar of the City of New York.

(d) If the determination made pursuant to Section 9(b) is that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth in Section 10 hereof.

(e) If the person or persons empowered pursuant to Section 9(b) hereof to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(f) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder, except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or create a presumption that (with respect to any criminal action or Proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

(g) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking an action Indemnitee relied on the records or books of account of the Company or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Company or an Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or an Affiliate. The Company shall have the burden of establishing the absence of good faith. The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(h) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or an Affiliate shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. Remedies in Cases of Determination Not to Indemnify or to Advance
Expenses.  (a)  In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) advances are not made pursuant to Section 8 hereof or (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 hereof, Indemnitee shall be entitled to seek an adjudication in an appropriate court of the State of Nevada or any other court of competent jurisdiction as to Indemnitee's entitlement to such indemnification or advance.

(b) In the event a determination has been made in accordance with the procedures set forth in Section 9 hereof, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 10 shall be de novo and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification, and the Company shall bear the burdens of proof specified in paragraphs 6 and 9 hereof in such proceeding.

(c) If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law.

(d) The Company and Indemnitee agree that they shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company and Indemnitee further agree to stipulate in any such court that the Company and Indemnitee are bound by all of the provisions of this Agreement and are precluded from making any assertion to the contrary.

(e) To the extent deemed appropriate by the court, interest shall be paid by the Company to Indemnitee at a reasonable interest rate for amounts which the Company indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement or advance of an Expense) and ending with the date on which such payment is made to Indemnitee by the Company.

11. Expenses Incurred by Indemnitee to Enforce this Agreement.  All Expenses incurred by Indemnitee in connection with the preparation and submission of Indemnitee's request for indemnification hereunder shall be borne by the Company. In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole in such action, shall be entitled to recover from the Company, and shall be indemnified by the Company against, any Expenses incurred by Indemnitee. If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, Expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification and for claims, issues or matters for which the Indemnitee is not so entitled.

12. Non-Exclusivity.  The rights of indemnification and to receive advances as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under or by reason of applicable law, any certificate of incorporation or by-laws, any agreement, any vote of stockholders or any resolution of directors or otherwise. To the extent Indemnitee would be prejudiced thereby, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Company or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company prior to such amendment, alteration, rescission or replacement.

13. Duration of Agreement. This Agreement shall apply to any claim asserted and any Losses and Expenses incurred in connection with any claim asserted on or after the effective date of appointment of the Indemnitee as an officer or director of the Company and shall continue until and terminate upon the later of: (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Sections 3, 4 or 5 of this Agreement; or (b) one year after the final termination of all pending or threatened Proceedings of the kind described herein with respect to Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisee, executors, administrators or other legal representatives.

14. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

16. Headings. Section headings are for convenience only and do not control or affect meaning or interpretation of any terms or provisions of this Agreement.

17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

18. No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment (net of Expenses incurred in collecting such payment) under this Agreement, any insurance policy, contract, agreement or otherwise.

19. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in a registered or certified postpaid envelope in any general or branch office of the United States Postal Service, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back is received.

(a)	If to Indemnitee to:

76 Bronte Road
Thornhill, Ontario, L3T 7J4

(b)	If to the Company to:

WIRELESS AGE COMMUNICATIONS, INC.
1075 Meyerside Dr. Unit 7, Ontario, L5T 1M3
Attention: Board of Directors

with a copy to:

Wuersch & Gering LLP
11 Hanover Square, 19th Floor
New York, NY 10005
Attention: Travis L. Gering, Esq.
Phone: (212) 509-5050
Fax: (212) 509-9559

20. GOVERNING LAW. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

21. Entire Agreement. Subject to the provisions of Section 12 hereof, this Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

WIRELESS AGE COMMUNICATIONS, INC.

By	/s/ John Simmonds
Name: John Simmonds
Title: CEO

INDEMNITEE:

/s/ Gary Hokkanen
Name:	Gary Hokkanen
Title: